As filed with the Securities and Exchange Commission on July 26, 2001

               PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  |X|             Check the appropriate box:
Filed by a Party other than              |X| Preliminary Proxy Statement
  the Registrant  |_|                    |_| Definitive Proxy Statement
                                         |_| Definitive Additional Materials
                                         |_| Soliciting Material Pursuant to
                                               Rule14a-11(c) or Rule 14a-12



                            ROYCE VALUE TRUST, INC.

           --------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                                 SAME AS ABOVE
           --------------------------------------------------------
                    (Name of Person Filing Proxy Statement)


Payment of filing fee (Check the appropriate box):

     |X|  No fee required.

     |_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ___________________________________________________________________

     (2)  Aggregate number of securities to which transaction applies:

          ___________________________________________________________________

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1 (Set forth the amount on which the filing fee is calculated and state how it was determined.)

          ___________________________________________________________________

     (4)  Proposed maximum aggregate value of transaction:

          |_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ___________________________________________________________________

     (2)  Form, Schedule or Registration Statement No.:

          ___________________________________________________________________

     (3)  Filing Party:

          ___________________________________________________________________

     (4)  Date Filed:

                            ROYCE VALUE TRUST, INC.



                          1414 Avenue of the Americas
                              New York, NY 10019


                                  ---------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                  ---------

                       TO BE HELD ON SEPTEMBER 14, 2001


To the Stockholders of:

ROYCE VALUE TRUST, INC.

     NOTICE IS HEREBY GlVEN that the Annual Meeting of Stockholders (the "Meeting") of ROYCE VALUE TRUST, INC. (the "Fund") will be held at the offices of the Fund, 1414 Avenue of the Americas, New York, New York 10019 on Friday, September 14, 2001, at [o] (Eastern time) for the following purposes:

     1. To consider and act upon the proposed Investment Advisory Agreement for the Fund;

     2. To elect a Board of eight Directors of the Fund to hold office until the next Annual Meeting of Stockholders and until their successors have been duly elected and qualified or until their earlier resignation or removal:

          (i) six Directors to be elected by the holders of the Fund's Common Stock, its 7.8% Cumulative Preferred Stock and its 7.3%
          Tax-Advantaged Cumulative Preferred Stock (the two series of Cumulative Preferred Stock together will be referred to as the "Preferred Stock") voting together as a single class, and

          (ii) two Directors to be elected only by the holders of the Fund's Preferred Stock voting as a separate class; and

     3. To transact such other business as may properly come before the Meeting or any adjournment thereof.

     If you have any questions regarding Proposal 1 or 2 or need assistance in voting, please contact our proxy firm, Georgeson Shareholder Communications, Inc., at 1-888-[_____________].


                                     (i)

     The Board of Directors of the Fund has set the close of business on August 3, 2001 as the record date for determining those stockholders entitled to vote at the Meeting or any adjournment thereof, and only holders of record at the close of business on that day will be entitled to vote.

     A complete list of the stockholders of the Fund entitled to vote at the Meeting will be available and open to the examination of any stockholder of the Fund for any purpose relevant to the Meeting during ordinary business hours from and after August 31, 2001, at the office of the Fund, 1414 Avenue of the Americas, New York, New York.

     The Fund's Annual Report to Stockholders for the year ended December 31, 2000 was previously mailed to its stockholders, and copies are available upon request, without charge, by writing to the Fund at 1414 Avenue of the Americas, New York, New York 10019 or calling toll free at 1-800-221-4268.

                                   IMPORTANT

     To save the Fund the expense of additional proxy solicitation, please mark your instructions on the enclosed Proxy, date and sign it and return it in the enclosed envelope (which requires no postage if mailed in the United States), even if you expect to be present at the Meeting. You have been provided with the opportunity on your proxy card or voting instruction form to give voting instructions via telephone or the Internet, and you are encouraged to take advantage of these prompt and efficient voting options. The accompanying Proxy is solicited on behalf of the Board of Directors, is revocable and will not affect your right to vote in person in the event that you attend the Meeting.

                                        By order of the Board of Directors,



                                        Andrew S. Novak
                                        Secretary of Royce Value Trust, Inc.



August [o], 2001


                                     (ii)

                          PRELIMINARY PROXY STATEMENT

                            ROYCE VALUE TRUST, INC.
                          1414 Avenue of the Americas
                              New York, NY 10019

                        ANNUAL MEETING OF STOCKHOLDERS
                              September 14, 2001


                                 INTRODUCTION

     The enclosed Proxy is solicited on behalf of the Board of Directors for use at the Annual Meeting of Stockholders (the "Meeting") of Royce Value Trust, Inc. (the "Fund"), to be held at the offices of the Fund, 1414 Avenue of the Americas, New York, New York 10019, on Friday, September 14, 2001, at [o] (Eastern time) and at any adjournments thereof.

     All properly executed Proxies received prior to the Meeting will be voted at the Meeting in accordance with the instructions marked thereon or otherwise as provided therein. Unless instructions to the contrary are marked, Proxies will be voted:

     1. "FOR" the approval of the proposed Investment Advisory Agreement for the Fund; and

     2. "FOR" the election of the Director nominees of the Fund.

     You may revoke your Proxy at any time before it is exercised by sending written instructions to the Secretary of the Fund at the Fund's address indicated above or by filing a new Proxy with a later date, and any stockholder attending the Meeting may vote in person, whether or not he or she has previously filed a Proxy.

     The Board of Directors of the Fund has set the close of business on August 3, 2001 as the record date (the "Record Date") for determining those stockholders entitled to vote at the Meeting or any adjournment thereof, and only holders of record at the close of business on that day will be entitled to vote. Stockholders on the Record Date will be entitled to one vote for each outstanding share of Common Stock, 7.8% Cumulative Preferred Stock and 7.3% Tax-Advantage Cumulative Preferred Stock (the two series of Cumulative Preferred Stock together will be referred to as the "Preferred Stock" and together with the Common Stock as "Stock" or "shares") held, with no shares having cumulative voting rights.

     As of the Record Date, there were [o] shares of Common Stock and [o] shares of Preferred Stock of the Fund outstanding. The following persons were known to the Fund to be beneficial owners or owners of record of 5% or more of its outstanding shares of Common Stock or Preferred Stock as of the record date:

                                               Class/Series           Amount and Nature of         Percent of
Name and Address of Owner                      of Stock               Ownership                    Class/Series

Yale University                                Common                 [o] shares--                 [o]%
451 College Street                                                    Beneficial (sole voting
P.O. Box 1074 Yale Station                                            and investment power)
New Haven, CT 06520

Cede & Co.*                                    Common                 [o] shares-Record*           [o]%
Depository Trust Company                       7.8% Preferred         [o] shares-Record*           [o]%
7 Hanover Square - 23rd Floor                  7.3% Preferred         [o] shares-Record*           [o]%
New York, NY 10004

*Shares held by brokerage firms, banks and other financial intermediaries on behalf of their beneficial owners are registered in the name of Cede & Co.


     The Board of Directors knows of no business other than that mentioned in Proposals 1 and 2 of the Notice of Meeting that will be presented for consideration at the Meeting. If any other matter is properly presented at the Meeting or any adjournment thereof, it is the intention of the persons named on the enclosed proxy card to vote in accordance with their best judgment.


                  SUMMARY OF VOTING RIGHTS ON PROXY PROPOSALS

--------------------------------------------------------------------------------------------------------------------
Proposal                                Common Stockholders                   Preferred Stockholders
--------------------------------------------------------------------------------------------------------------------
Proposal 1: Approval or Disapproval of  Common and Preferred Stockholders,    Common and Preferred Stockholders,
New Investment Advisory Agreement       voting together as a single class     voting together as a single class
--------------------------------------------------------------------------------------------------------------------
Proposal 2: Election of Directors       Common and Preferred Stockholders,    Preferred Stockholders, voting as a
                                        voting together as a single class,    separate class, elect two additional
                                        elect six Directors                   Directors
--------------------------------------------------------------------------------------------------------------------

                      PROPOSAL 1: APPROVAL OR DISAPPROVAL
                   OF THE NEW INVESTMENT ADVISORY AGREEMENT

     On July 18, 2001, Royce & Associates, Inc. ("R&A"), the Fund's investment adviser, and Legg Mason, Inc. ("Legg Mason") announced that they, R&A's shareholders and Royce Management Company had entered into a Stock Purchase Agreement (the "Stock Purchase Agreement"), pursuant to which R&A will be acquired by, and become a wholly-owned subsidiary of, Legg Mason (the "Transaction"). Legg Mason is a publicly-held financial services company primarily engaged in providing asset management, securities brokerage, investment banking and related services through its subsidiaries. Under the Investment Company Act of 1940, as amended (the "Investment Company Act"), completion of the Transaction will result in the automatic termination of the current investment advisory agreement between R&A and the Fund (the "Current Investment Advisory Agreement"). As a result, a condition to the completion of the Transaction is that the Fund approve a new investment advisory agreement to become effective upon completion of the Transaction. This Proposal seeks the approval of the Fund's stockholders of a new investment advisory agreement between R&A and the Fund ( the "New Investment Advisory Agreement") to replace the Current Investment Advisory Agreement.

     R&A has served as the Fund's investment adviser since its inception and has managed the investment policies and made investment decisions for the Fund pursuant to the Current Investment Advisory Agreement. The Current

Investment Advisory Agreement, dated June 30, 1996, was last submitted for stockholder approval on June 26, 1996 in order to change the benchmark index, against which the Fund's performance is measured, from the Standard & Poor's 500 Composite Stock Price Index to the Standard & Poor's 600 SmallCap Stock Price Index (the "S&P 600") and to lengthen the performance measurement period from 3 to 5 years. On April 11, 2000 and again on April 25, 2001, the Directors of the Fund approved the continuance of the Current Investment Advisory Agreement for an additional year.

Information Concerning R&A

     R&A, a New York corporation, is an independent investment advisory firm established in 1967. R&A is registered as an investment adviser under the Investment Advisers Act of 1940, as amended. R&A's shareholders are Charles M. Royce and trusts primarily for the benefit of his children. Mr. Royce owns all of R&A's voting shares, and the trusts and Mr. Royce own all of its non-voting shares. Mr. Royce is R&A's sole director, and his principal occupation is Chief Executive Officer and Chief Investment Officer of R&A. As of June 30, 2001, R&A managed approximately $5.3 billion in assets for the Fund and other registered investment companies advised and sponsored by R&A (the "Royce Funds") and other client accounts. Substantially all of R&A's client accounts are managed in small- and micro-cap investment products. R&A's and Mr. Royce's address is 1414 Avenue of the Americas, New York, New York 10019.

Information Concerning Legg Mason

     Tracing its roots to a predecessor company founded in 1899, Legg Mason, through its subsidiaries, is principally engaged in providing asset management, securities brokerage, investment banking and related financial services to individuals, institutions, corporations and municipalities. Shares of Legg Mason common stock are listed and traded on the New York Stock Exchange (symbol LM). As of June 30, 2001, Legg Mason's asset management subsidiaries had approximately $145.6 billion in assets under management, including approximately $29.5 billion in proprietary mutual funds and excluding $1.2 billion in proprietary mutual funds sub-advised by third parties. For the fiscal year ended March 31, 2001, investment advisory and related fees represented approximately 48.1% of the consolidated revenues of Legg Mason and its subsidiaries. Exhibit A to this Proxy Statement sets forth the name, title and principal occupation of each principal executive officer and each director of Legg Mason. Legg Mason's principal office is located at 100 Light Street, Baltimore, Maryland 21202. Additional information about Legg Mason, including a copy of its 2001 Annual Report, is available on the firm's website: www.leggmason.com.

The Transaction

     To effect the Transaction, R&A, Legg Mason, R&A's shareholders and Royce Management Company entered into the Stock Purchase Agreement, pursuant to which Legg Mason has agreed to purchase all of R&A's outstanding capital stock for a total purchase price of up to $215,000,000, of which $115,000,000 will be paid to R&A's shareholders upon completion of the Transaction and up to $100,000,000 may be paid to them in the future based upon the level of the gross revenues of R&A and its subsidiaries during the six years following the Transaction. Up to 50% of such consideration may be paid to R&A's shareholders in shares of Legg Mason's common stock. The Transaction is anticipated to be completed on or about October 1, 2001, and will result in the automatic termination of the Current Investment Advisory Agreement pursuant to the Investment Company Act.

     Completion of the Transaction is subject to the satisfaction (or waiver) of a number of closing conditions, including (i) R&A having obtained Board of Director approval of the New Investment Advisory Agreement, (ii) R&A having obtained stockholder approval of the New Investment Advisory Agreement, (iii) R&A having obtained client consents from investment company and other clients of R&A representing specified percentages of R&A's total assets under management as of a specified base date and (iv) the parties to the Transaction having obtained any necessary consents of governmental authorities to the completion of the Transaction.

     Because of the condition relating to stockholder approval of the New Investment Advisory Agreement, approval or disapproval by stockholders of a New Investment Advisory Agreement for the Fund, both alone and taken together with other clients' approvals or consents, could determine whether or not the Transaction is completed. However, even in the event the Transaction is not completed, the New Investment Advisory Agreement will nevertheless become effective if it has been approved by the Fund's stockholders. In the event that the Fund's stockholders do not approve the New Investment Advisory Agreement, the Fund will continue to operate under its Current Investment Advisory Agreement, and Fund management may adjourn the Fund's meeting with respect to Proposal 1 to permit further solicitation of proxies in favor of approval of the New Investment Advisory Agreement. In the event that Fund stockholders do not approve the New Investment Advisory Agreement at an adjourned meeting, the Fund's Board of Directors will consider the appropriate actions to take, including the possibility of again soliciting approval of the New Investment Advisory Agreement.

Effect of the Transaction on R&A and on the Current Investment Advisory
Agreement

     Following completion of the Transaction and approval of the New Investment Advisory Agreement, R&A will continue to serve as the Fund's investment adviser. As described below, Charles M. Royce currently serves as the President and Treasurer and a Director of the Fund, and is expected to continue to do so following completion of the Transaction, and to continue as R&A's Chief Executive Officer and/or Chief Investment Officer and as a member of its reconstituted Board of Directors during the term of his employment agreement described below. Legg Mason will control R&A and its subsidiaries following completion of the Transaction, and will have the power to elect and remove R&A's directors and officers (including Mr. Royce) in its sole discretion (subject to the terms of a Revenue Sharing Agreement (the "Revenue Sharing Agreement") entered into among Legg Mason, R&A, Mr. Royce and certain other R&A employees in connection with the Transaction and to the terms of employment agreements (collectively, the "Employment Agreements") described below). Notwithstanding this power, Legg Mason has informed R&A and the Fund's Board of Directors that Legg Mason expects R&A to continue its day-to-day operations with a substantial degree of operational autonomy during the five-year period following completion of the Transaction.

     Legg Mason has advised the Board of Directors that the Transaction is not expected to affect the portfolio management or day-to-day operation of the Fund. However, the Transaction will constitute an "assignment" of the Current Investment Advisory Agreement under the Investment Company Act, which will result in the automatic termination of the Current Investment Advisory Agreement upon completion of the Transaction. Accordingly, in order to ensure the continuity of management and advisory services provided to the Fund, the New Investment Advisory Agreement has been proposed for approval by a majority of the voting securities of the Fund (as defined in the Investment Company
Act), cast at a meeting at which a quorum is present, prior to completion of the Transaction.

     The New Investment Advisory Agreement is substantially identical to the Current Investment Advisory Agreement (except with respect to the elimination of certain language relating to dual officers/employees, as described below). The services provided to the Fund by R&A after the Transaction are expected to be substantially similar to the services currently provided to the Fund by R&A. Legg Mason and R&A have further advised the Board of Directors that they believe that there will be no reduction in the quality of any of the services presently furnished by R&A. As described below, the proposed New Investment Advisory Agreement does not alter the rate of compensation presently payable to R&A by the Fund.

Certain Relationships and Interests of Fund Officers

     W. Whitney George and Jack E. Fockler, Jr., Vice Presidents of the Fund, are officers and employees of R&A, and John D. Diederich, Vice President of the Fund, will become an officer and employee of R&A upon completion of the Transaction. Messrs. Royce, George, Fockler and Diederich have entered into five-year Employment Agreements with R&A in connection with the Transaction, and Messrs. Royce, George and Diederich have entered into a five to six year Revenue Sharing Agreement with Legg Mason and R&A. The Employment Agreements will generally restrict an employee from competing with Legg Mason and its affiliates or soliciting clients or employees of Legg Mason and its affiliates for periods specified in such agreements. Messrs. George, Fockler and Diederich will receive substantial Transaction-based compensation from R&A upon completion of the Transaction, and their Employment Agreements provide for additional substantial Transaction-based compensation to be made to them if they remain employed by R&A for up to six years (in addition to their regular salaries and bonus payments).

     In addition, Messrs. Royce, George and Fockler and certain other R&A employees are also partners of Royce Management Company ("RMC"), a Connecticut general partnership and registered investment adviser that is the general partner of four private limited partnerships and the manager of a private limited liability company. These private funds had net assets of approximately $55.5 million as of June 30, 2001. As part of the Transaction, RMC will transfer substantially all of its assets and certain of its liabilities to a newly-organized limited liability company ("New RMC") that will be a subsidiary of R&A and continue RMC's business following the Transaction. Certain employees of R&A, including Messrs. Royce, George and Fockler, may be granted non-voting membership interests in New RMC pursuant to which they would participate in "carried interest" profit participations that New RMC may derive from such private funds following completion of the Transaction, with Messrs. Royce and George also potentially having the right to acquire New RMC's general partnership/manager interest in certain of such private funds upon the termination of their employment with R&A.

Directors' Consideration and Recommendation

     The Directors determined at meetings held on July 16 and 17, 2001 to approve the New Investment Advisory Agreement and recommend that the Fund's stockholders vote to approve it. In making their determination, the Directors considered a wide range of information of the type they regularly consider when determining whether to continue the Fund's advisory arrangements as in effect from year to year. In addition, the Directors gave particular consideration to matters relating to the possible effects of the Transaction on R&A and the Fund. In its consideration of the New Investment Advisory Agreement, the Board of Directors focused on information it had received relating to, among other things: (a) the nature, quality and extent of the advisory and other services to be provided to the Fund by R&A, (b) comparative data with respect to the advisory fees paid by other funds with similar investment objectives, (c) the operating expenses and expense ratio of the Fund compared to funds with similar investment objectives, (d) the performance of the Fund as compared to such comparable funds, (e) the relative profitability of the present arrangements and the proposed arrangements to R&A, (f) information about the services to be performed and the personnel performing such services under the Current Investment Advisory Agreement and the New Investment Advisory Agreement, (g) the general reputation and financial resources of Legg Mason, (h) compensation payable by the Fund to affiliates of R&A for other services, (i) R&A's practices regarding the selection and compensation of brokers that execute portfolio transactions for the Fund, and the brokers' provision of brokerage and research services to R&A, (j) the ability of R&A to continue providing investment advisory services of the same character and at least the same quality as provided prior to the Transaction, (k) assurances from R&A that it has no plans to change or discontinue existing arrangements under which it waives fees or bears expenses of the Fund, (l) potential effect on portfolio management or other Fund services due to new affiliations and (m) potential effect on Fund performance. The Board of Directors was advised by separate legal counsel in connection with its review of the investment advisory arrangements of the Fund.

     In addition, the Directors considered that the Stock Purchase Agreement provides that Legg Mason will (subject to certain qualifications) use its reasonable best efforts to assure compliance with the safe-harbor provided by
Section 15(f) of the Investment Company Act. Section 15(f) provides that a registered investment company's investment adviser or its affiliates can receive benefit or compensation in connection with a change of control of the investment adviser (e.g., the change of control of R&A as a result of the Transaction) if two conditions are satisfied. First, for three years after the change of control, at least 75% of the members of the board of any registered investment company advised by the adviser must consist of persons who are not "interested persons," as defined in the Investment Company Act, of the adviser. (The Director nominees, who, if elected, will assume office upon completion of the Transaction, will satisfy this condition.) Second, no "unfair burden" may be imposed on any such registered investment company as a result of the change of control transaction or any express or implied terms, conditions or understandings applicable to the transaction. "Unfair burden" means any arrangement, during the two years after the transaction, by which the investment adviser or any "interested person" of the adviser receives or is entitled to receive any compensation, directly or indirectly, from such investment company or its security holders (other than fees for bona fide investment advisory or other services) or from any other person in connection with the purchase or sale of securities or other property to, from or on behalf of such investment company.

     After considering the factors stated above, the Board of Directors, including all of the Directors who are not "interested persons" of the Fund (the "Independent Directors") within the meaning of Section 2(a)(19) of the Investment Company Act, by unanimous vote, approved the New Investment Advisory Agreement. Further, the Board of Directors recommends that the Fund's stockholders vote to approve the New Investment Advisory Agreement.

Terms of the New Investment Advisory Agreement

     A form of the New Investment Advisory Agreement is set forth as Exhibit
B. The New Investment Advisory Agreement contains substantially identical provisions as the Current Investment Advisory Agreement (except with respect to the elimination of certain language relating to dual officers/employees, as described below), and are summarized below. The fee rates under the New Investment Advisory Agreement are identical to the fee rates under the Current Investment Advisory Agreement.

     Under the New Investment Advisory Agreement (as is the case under the Current Investment Advisory Agreement), R&A (i) determines the composition of the Fund's portfolio, the nature and timing of the changes in it and the manner of implementing such changes, subject to any directions it may receive from the Board of Directors; (ii) provides the Fund with investment advisory, research and related services for the investment of its assets; and (iii) pays expenses incurred in performing its investment advisory duties under the New Investment Advisory Agreement.

     Under the New Investment Advisory Agreement (as is the case under the Current Investment Advisory Agreement), the Fund is responsible for determining the net asset value of its shares and for all of its other operations. The Fund pays all administrative and other costs and expenses attributable to its operations and transactions, including, without limitation, registrar, transfer agent and custodian fees; legal, administrative and clerical services; rent for office space and facilities; auditing; preparation, printing and distribution of its proxy statements, stockholders' reports and notices; supplies and postage; Federal and state registration fees; securities exchange listing fees and expenses; Federal, state and local taxes; non-affiliated Directors' fees; interest on its borrowings; brokerage commissions; and the cost of issue, sale and repurchase of its shares.

     Under the Current Investment Advisory Agreement, R&A is required to furnish, without expense to the Fund, the services of those of its executive officers and full-time employees who may be duly elected executive officers or Directors of the Fund and to pay the compensation and expenses of such persons. (Only a president, a treasurer or a vice president in charge of a principal business function is deemed to be an executive officer.) This provision has prevented one or more employees of the Fund, who perform Fund-related administrative services (for which the Fund is responsible under the Current Investment Advisory Agreement) and who are compensated by the Fund, from becoming officers/employees of R&A and from performing other services for R&A for which they would be compensated by R&A. Elimination of this language will allow such individuals to become such dual officers/employees without imposing any additional cost or expense on the Fund and without diminishing the services provided to the Fund.

Compensation and Expenses

     As described above, the rates of investment advisory compensation presently payable by the Fund under the Current Investment Advisory Agreement will remain the same under the proposed New Investment Advisory Agreement.

     As compensation for its services under the New Investment Advisory Agreement, R&A will continue to be entitled to receive a fee comprised of a Basic Fee (the "Basic Fee") at the rate of 1% per annum of the Fund's average net assets and an adjustment to the Basic Fee based on the investment performance of the Fund in relation to the investment record of the S&P 600. A rolling period of 60 months ending with the most recent calendar month is utilized for measuring performance and average net assets.

     The Basic Fee for each such month will be increased or decreased at the rate of 1/12 of .05% per percentage point, depending on the extent, if any, by which the investment performance of the Fund exceeds by more than two percentage points, or is exceeded by more than two percentage points by, the percentage change in the investment record of the S&P 600 for the performance period. The maximum increase or decrease in the Basic Fee for any month is 1/12 of 0.5%. Accordingly, for each month the maximum monthly fee rate as adjusted for performance will be 1/12 of 1.5% and will be payable if the investment performance of the Fund exceeds the percentage change in the investment record of the S&P 600 by 12 or more percentage points for the performance period, and the minimum monthly fee rate as adjusted for performance will be 1/12 of 0.5% and will be payable if the percentage change in the investment record of the S&P 600 exceeds the investment performance of the Fund by 12 or more percentage points for the performance period.

     Notwithstanding the foregoing, R&A will not be entitled to receive any fee for any month when the investment performance of the Fund for the rolling 36-month period ending with such month is negative on an absolute basis. In the event that the Fund's investment performance for such a performance period is less than zero, R&A will not be required to refund to the Fund any fee earned in respect of any prior performance period.

     Because the Basic Fee is a function of the Fund's net assets and not of its total assets, R&A will not receive any fee in respect of those assets of the Fund equal to the aggregate unpaid amount of any indebtedness of the Fund. R&A will receive a fee in respect of any assets of the Fund equal to the liquidation preferences of and any potential redemption premiums for the outstanding Preferred Stock.

     R&A has committed to voluntarily waive the portion of its investment advisory fee attributable to a series of Cumulative Preferred Stock for any month when the Fund's average annual net asset value total return since issuance of the Cumulative Preferred Stock fails to exceed the applicable Cumulative Preferred Stock dividend rate.

     For the fiscal year ended December 31, 2000, R&A received $7,342,211 in investment advisory fees from the Fund (net of any amounts waived by R&A) and waived $505,624 in investment advisory fees payable to it.

Payments to R&A, Legg Mason and their Affiliates

     For the year ended December 31, 2000, the Fund paid $694,788 in brokerage commissions, including $18,442 in brokerage commissions paid to Legg Mason Wood Walker, Incorporated ("Legg Mason Wood Walker"), a subsidiary of Legg Mason. R&A and its affiliates received no commissions on execution of such portfolio security transactions.

     During the year ended December 31, 2000, the Fund engaged in an aggregate of $252,500 in principal transactions with Legg Mason Wood Walker. After the Transaction, the Fund will not effect any principal transactions with Legg Mason Wood Walker and may engage in brokerage transactions with it only as permitted by Securities and Exchange Commission rules.

Information Relating to Other R&A-Advised Funds

     Exhibit C to this Proxy Statement sets forth information relating to the other registered investment companies for which R&A acts as investment adviser or sub-investment adviser.

Duration and Termination of the New Investment Advisory Agreement

     The New Investment Advisory Agreement will remain in effect until June 30, 2003, and from year to year thereafter if approved annually by (a) the vote of the Board of Directors, including a majority of Directors who are not parties to such contract or "interested persons" (as defined in the Investment Company Act) of any such party, cast in person at a meeting called for the purpose of voting on such approval, or (b) the vote of a majority of the outstanding voting securities (as defined in the Investment Company Act) of the Fund. The contract is not assignable, and may be terminated without penalty on 60 days' written notice by the vote of a majority of the shares of the Fund or by the vote of a majority of the Board of Directors or by R&A.

Vote Required

     A quorum consists of stockholders representing a majority of the shares of the Fund, entitled to vote, who are present in person or by proxy, and approval of the New Investment Advisory Agreement requires the approval of a majority of the outstanding voting securities of the Fund, which, under the Investment Company Act, is the vote of (i) 67% or more of the shares of the Fund present at the Meeting if more than 50% of the Fund's shares are present or represented by proxy, or (ii) more than 50% of the Fund's outstanding shares, whichever is less.

     Charles M. Royce, the owner of approximately [o]% of the outstanding shares of the Fund's Common Stock, has advised the Fund that he expects to vote such shares for approval of the New Investment Advisory Agreement.

The Board of Directors recommends that the Fund's stockholders vote FOR approval of the New Investment Advisory Agreement.


                       PROPOSAL 2: ELECTION OF DIRECTORS

     Effective upon the completion of the Transaction described in Proposal 1 above, at the Meeting it is proposed that the Fund's stockholders elect eight Directors to hold office until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified or until their earlier resignation or removal. The holders of both Common Stock and Preferred Stock, voting together as a single class, are entitled to elect six directors. The holders of Preferred Stock, voting as a separate class, are entitled to elect the remaining two directors. The Board of Directors has nominated the following eight persons to continue as or become Directors of the Fund (as applicable) upon completion of the Transaction. Certain information concerning the Director nominees is set forth below. Each of these persons has agreed to serve if elected, and the Fund's management has no reason to believe that any of them will be unavailable for service as a Director. However, if any of them become unwilling or unable to serve, the persons named in the accompanying Proxy will vote for the election of such other persons, if any, as the Board of Directors may nominate. Notwithstanding the vote on the Director nominees named below, in the event that the Transaction is not completed, the six individuals currently serving as Directors of the Fund will continue in that capacity.

        Name, Address, Principal Occupations
             During Past Five Years and                             Positions With        Director of the        To Be
           Public Directorships of Nominee               Age           the Fund              Fund Since        Elected By
           -------------------------------               ---           --------              ----------        ----------

Charles M. Royce*                                        61        Director, President          1986           Common and
     President, Managing Director (since April                     and Treasurer                               Preferred
     1997), Secretary, Treasurer, sole director and
     sole voting shareholder of R&A; Director,
     President and Treasurer of the Fund; Trustee,
     President and Treasurer of The Royce Fund
     ("TRF") (since 1982); Director, President and
     Treasurer of Royce Micro-Cap Trust, Inc.
     ("OTCM") (since September 1993) and


                                      9


        Name, Address, Principal Occupations
             During Past Five Years and                             Positions With        Director of the        To Be
           Public Directorships of Nominee               Age           the Fund              Fund Since        Elected By
           -------------------------------               ---           --------              ----------        ----------

     Royce Focus Trust, Inc. ("RFT") (since
     October 1996); Trustee, President and
     Treasurer of Royce Capital Fund ("RCF")
     (since December 1996); Secretary and sole director of Royce Fund Services, Inc. ("RFS"), a wholly-owned subsidiary of R&A and the distributor of TRF's shares; and managing general partner of RMC, a registered investment adviser.

Donald R. Dwight                                         70     Director                 1998                Common and
    President of Dwight Partners, Inc., corporate                                                            Preferred
    communications consultants; Chairman of Newspapers
    of New England, Inc. (from 1982 until March
    1998), and now its Chairman Emeritus; Trustee
    of the registered investment companies
    constituting the Eaton Vance funds; prior
    experience includes having served as
    Lieutenant Governor of the Commonwealth of
    Massachusetts and as President and Publisher
    of Minneapolis Star and Tribune Company.

Mark R. Fetting*                                         46     Director Nominee         N/A                 Common and
    Executive Vice President of Legg Mason; Division                                                         Preferred
    President and Senior Officer, Prudential
    Financial Group, Inc. and related companies,
    including Fund Boards and consulting services to
    subsidiary companies (1991 to 2000); prior
    business experience includes Partner, Greenwich
    Associates and Vice President, T. Rowe Price
    Group, Inc.

Richard M. Galkin                                        63     Director                 1986                Common and
    Private investor; prior business experience                                                              Preferred
    includes having served as President of Richard
    M. Galkin Associates, Inc., telecommunications
    consultants, President of Manhattan Cable
    Television (a subsidiary of Time Inc.),
    President of Haverhills Inc. (another Time Inc.
    subsidiary), President of Rhode Island Cable
    Television and Senior Vice President of
    Satellite Television Corp. (a subsidiary of
    Comsat).

Stephen L. Isaacs                                        61     Director                 1986                Common and
     President of The Center for Health and Social
     Policy (since September 1996) and



                                      10


        Name, Address, Principal Occupations
             During Past Five Years and                             Positions With        Director of the        To Be
           Public Directorships of Nominee               Age           the Fund              Fund Since        Elected By
           -------------------------------               ---           --------              ----------        ----------

     President of Health Policy Associates,                                                                    Preferred
     consultants; Director of Columbia
     University Development Law and Policy
     Program and a Professor at Columbia
     University until August 1996.


William L. Koke                                          66     Director                 2001                Preferred only

    Registered investment adviser and financial planner with Shoreline Financial Consultants ;
    prior business experience includes having served as Director of Financial Relations of SONAT,
    Inc., Treasurer of Ward Foods, Inc. and
    President of CFC, Inc.

David L. Meister                                         61     Director                 1986                Preferred only
    Chairman and Chief Executive Officer of The
    Tennis Channel since June 2000; Chief
    Executive Officer of Seniorlife.com (from
    December 1999 to May 2000); for seven years
    prior thereto, consultant to the
    communications industry; prior business
    experience includes having served as President
    of Financial News Network, Senior Vice
    President of HBO, President of Time-Life Films
    and Head of Broadcasting for Major League
    Baseball.

G. Peter O'Brien                                         55     Director Nominee         N/A                 Common and
    Trustee of Colgate University; Director of                                                               Preferred
    Pinnacle Holdings, Inc.; Director of Renaissance
    Capital Greenwich Funds; Vice President of
    Hill House, Inc.; Director/Trustee of certain
    Legg Mason retail funds; Managing
    Director/Equity Capital Markets Group of
    Merrill Lynch & Co (from 1971 to 1999).

------------------
*    Is, or will become, an "interested person", as defined in the Investment
     Company Act, of the Fund.


Committee and Board of Directors Meetings

     During the year ended December 31, 2000, each Director then in office attended 75% or more of the total number of meetings of the Board of Directors held during that year and, if a member, of the total number of meetings of the Audit Committee held during the period for which he served.

     There are no family relationships between any of the Fund's nominees or continuing Directors and officers.

     The Board of Directors has an Audit Committee, which consists of the Independent Directors. The current members of the Audit Committee are Donald
R. Dwight, Richard M. Galkin, Stephen L. Isaacs, William L. Koke and David L. Meister. Mr. Galkin serves as Chairman of the Audit Committee. Although the Board of Directors does not have a standing compensation committee or a nominating committee, the Independent Directors review and nominate candidates to serve as Independent Directors. The Independent Directors generally will not consider nominees recommended by stockholders of the Fund. If elected at the Meeting, G. Peter O'Brien will become a member of the Audit Committee.

     The principal purposes of the Audit Committee are to: (i) recommend to the Board of Directors the selection, retention or termination of the Fund's independent auditors; (ii) review with the independent auditors the scope, performance and anticipated cost of their audit; (iii) discuss with the independent auditors certain matters relating to the Fund's financial statements, including any adjustment to such financial statements recommended by such independent auditors, or any other results of any audit; (iv) ensure that the independent auditors submit on a periodic basis a formal written statement with respect to their independence, discuss with the independent auditors any relationships or services disclosed in the statement that may impact their objectivity and independence and recommend that the Board of Directors take appropriate action in response thereto to satisfy itself of the auditors' independence; and (v) consider the comments of the independent auditors and management's responses thereto with respect to the quality and adequacy of the Fund's accounting and financial reporting policies and practices and internal controls. The Board of Directors adopted an Audit Committee Charter for the Fund, attached as Exhibit D to this Proxy Statement, at a meeting held on April 11, 2000. The Committee also has (a) received written disclosures and the letter required by Independence Standards Board Standard No. 1 from Tait, Weller & Baker ("TW&B"), independent auditors for the Fund, and (b) discussed certain matters required to be discussed by Statements on Auditing Standards No. 61 with TW&B. The Committee has considered whether the provision of non-audit services by the Fund's independent auditors is compatible with maintaining the independence of those auditors.

     At its meeting held on February 12, 2001, the Audit Committee reviewed and discussed the audit of the Fund's financial statements with Fund management and TW&B. If any material concerns had arisen during the course of the audit and the preparation of the audited financial statements included in the Fund's Annual Report to Stockholders, the Audit Committee would have been notified by Fund management or TW&B. The Committee received no such notifications. Based on the foregoing, the Audit Committee recommended to the Board of Directors that the Fund's audited financial statements be included in the Fund's Annual Report to Stockholders for the year ended December 31, 2000.

Independent Auditors' Fees

     The Fund paid aggregate fees of $29,000 to TW&B for the year ended December 31, 2000 for professional services rendered for the audit of the Fund's annual financial statements, the review of financial statements included in the Fund's report to stockholders and the preparation of tax returns. The Fund paid aggregate fees of $6,000 to TW&B for professional services rendered for the preparation of reports to the rating agency that provides ratings for the Cumulative Preferred Stock. TW&B did not provide any other professional services to the Fund, R&A or any entities affiliated with R&A for the year ended December 31, 2000.

Compensation of Directors and Affiliated Persons

     Each Independent Director receives a base fee of $10,000 per year plus $1,000 for each meeting of the Board of Directors attended. No Director received remuneration for services as a Director for the year ended December 31, 2000 in addition to or in lieu of this standard arrangement.

     Set forth below is the aggregate compensation paid by the Fund and the total compensation paid by the Royce Funds to each Independent Director and affiliated person of the Fund for the year ended December 31, 2000.

                                      Aggregate          Pension or Retirement       Total Compensation From the
                                    Compensation      Benefits Accrued as Part of     Fund and Other Royce Funds
Name                                From the Fund            Fund Expenses                Paid to Directors
----                                -------------            -------------                    -------------
Donald R. Dwight,
     Director                            $15,000(1)               None                          $61,750(1)
Richard M. Galkin,
     Director                             15,000                  None                           61,750
Stephen L. Isaacs,
     Director                             15,000                  None                           61,750
William L. Koke,
    Director(2)                             None                  None                           38,750
David L. Meister,
     Director                             15,000                  None                           61,750
John D. Diederich,
    Vice President(3)                     64,881                 $4,467                            None

--------------------

(1)  Includes $2,250 from the Fund ($9,187 from the Fund and other Royce Funds) deferred during 2000 at the election of Mr. Dwight under the Royce Funds' Deferred Compensation Plan for trustee/directors.

(2)  Mr. Koke was elected as a Director of the Fund on July 16, 2001.

(3)  Mr. Diederich resigned as a Director of the Fund on July 11, 2001. Represents compensation paid to Mr.
     Diederich as an employee of the Fund and not for his services as Director.

Officers of the Fund

     Officers of the Fund are elected each year by the Fund's Board of Directors. The following sets forth information concerning the Fund's officers:

                                                                                                      Officer of
Name and Principal Occupation                                            Age           Office         Fund Since
-----------------------------                                            ---           ------         ----------

 Charles M. Royce                                                        61        President and         1986
    President, Managing Director (since April 1997), Secretary,                      Treasurer
    Treasurer, sole director and sole voting shareholder of R&A;
    Director, President and Treasurer of the Fund; Trustee,
    President and Treasurer of TRF (since 1982); Director,
    President and Treasurer of OTCM (since September 1993) and RFT
    (since October 1996); Trustee, President and Treasurer of RCF
    (since December 1996); Secretary and sole director of RFS; and
    managing general partner of RMC.


                                      13


                                                                                                      Officer of
Name and Principal Occupation                                            Age           Office         Fund Since
-----------------------------                                            ---           ------         ----------
John D. Diederich                                                        50        Vice President        1997
    Director (from June 1997 to July 2001) and Vice President of the Fund; Vice President of RCF (since February 1996), of OTCM
    (since March 1997), and of RFT (since March 1997); Director of
    Administration of TRF (since April 1993); and President of RFS
    (since November 1995).

 Jack E. Fockler, Jr.                                                    42        Vice President        1995
    Managing Director (since April 1997) and Vice President of
    R&A, having been employed by R&A since October 1989; Vice
    President of RFT (since October 1996), of RCF (since December
    1996) and of the Fund, TRF and OTCM; Vice President of RFS;
    and general partner of RMC.

 W. Whitney George                                                       42        Vice President        1995
    Managing Director (since April 1997) and Vice President of
    R&A, having been employed by R&A since October 1991; Vice
    President of RCF (since December 1996), of RFT (since October
    1996) and of the Fund, TRF and OTCM; and general partner of
    RMC.

 Daniel A. O'Byrne                                                       38        Vice President        1994
    Vice President of R&A, having been employed by R&A since                        and Assistant
    October 1986; and Vice President of RFT (since October 1996),                    Secretary
    of RCF (since December 1996) and of the Fund, TRF and OTCM.

 Andrew S. Novak                                                         33          Secretary           2001
    Secretary (since July 2001), Associate General Counsel and
    Chief Compliance Officer (since May 2001) of the Royce Funds and R&A; Vice President of Mitchell Hutchins Asset Management
    Inc. from August 1997 to August 2000; attorney in private
    practice prior thereto.


Interested Persons

     Mr. Royce is an "interested person" of the Fund within the meaning of
Section 2(a)(19) of the Investment Company Act due to the positions he holds with R&A and its affiliates and/or due to his ownership of R&A's securities. If the Transaction is completed, Mr. Fetting will become an "interested person" due to the position he holds with Legg Mason.

Security Ownership

     As of the record date, the Fund's Directors, Director Nominees and officers beneficially owned [no shares of Preferred Stock and] the following shares of Common Stock:

                                                             Percent of
             Name                  Amount                   Common Stock
             ----                  ------                   ------------
Charles M. Royce                    [o] shares                   [o]%



                                      14


                                                             Percent of
             Name                  Amount                   Common Stock
             ----                  ------                   ------------
Donald R. Dwight                    [o] shares                   [o]
Mark R. Fetting                     [o] shares                   [o]
Richard M. Galkin                   [o] shares                   [o]
Stephen L. Isaacs                   [o] shares                   [o]
William L. Koke                     [o] shares                   [o]
David L. Meister                    [o] shares                   [o]
G. Peter O'Brien                    [o] shares                   [o]
John D. Diederich                   [o] shares                   [o]
Jack E. Fockler, Jr.                [o] shares                   [o]
W. Whitney George                   [o] shares                   [o]
Daniel A. O'Byrne                   [o] shares                   [o]
Andrew S. Novak                     [o] shares                   [o]

---------
*        Less than 1%.


     Mr. Royce has sole voting power and sole investment power as to the shares beneficially owned by him. As of the record date, all Directors and officers of the Fund as a group ([o] persons) beneficially owned [o] shares of the Fund's Common Stock, constituting [o]% of the outstanding shares, [and no shares of its Preferred Stock.]

Vote Required

     A quorum consists of stockholders representing a majority of the outstanding shares of the Fund's Common Stock and/or Preferred Stock, as the case may be, entitled to vote, who are present in person or by proxy, and a plurality of all of the votes cast at a meeting at which a quorum is present is sufficient to elect a Director.


The Board of Directors recommends that all stockholders vote FOR all Director nominees.



                            ADDITIONAL INFORMATION


Adjournment of Meeting; Other Matters

     In the event that sufficient votes in favor of either Proposal 1 or Proposal 2 in the Notice of Annual Meeting of Stockholders are not received by the time scheduled for the Meeting, the persons named as proxies may propose one or more adjournments of the Meeting to permit further solicitation of proxies for such Proposal. Any such adjournment will require the affirmative vote of a majority of the shares present in person or by proxy at the session of the Meeting to be adjourned. The persons named as proxies will vote in favor of such adjournment those proxies which they are entitled to vote in favor of the Proposal. They will vote against any such adjournment those proxies required to be voted against the Proposal.

     While the Meeting has been called to transact any business that may properly come before it, the Directors know of no other business than the matters stated in the Notice of Annual Meeting of Stockholders. However, if any additional matter properly comes before the Meeting and on all matters incidental to the conduct of the Meeting, it is the intention of the persons named in the enclosed Proxy to vote the Proxy in accordance with their judgment on such matters.

     The Fund has retained Georgeson Shareholder Communications, Inc., 17 State Street, New York, New York 10004, to aid in the solicitation of Proxies, at a cost of approximately $_________, to be shared equally between R&A and Legg Mason in the event the Transaction is completed and to be borne solely by R&A in the event the Transaction is not completed. R&A and, if the Transaction is completed, Legg Mason will reimburse brokerage firms, custodians, nominees and fiduciaries for their expenses in forwarding Proxy material to the beneficial owners of the Fund's shares. Some officers and employees of the Fund, R&A and Georgeson Shareholder Communications, Inc. may solicit Proxies personally and by telephone, if deemed desirable. Stockholders vote at the Meeting by casting ballots (in person or by proxy) which are tabulated by one or two persons, appointed by the Board of Directors before the Meeting, who serve as Inspectors and Judges of Voting at the Meeting and who have executed an Inspectors and Judges Oath.

     The Fund expects that broker-dealer firms holding shares of the Fund in "street name" for the benefit of their customers and clients will request the instructions of such customers and clients on how to vote their shares on each proposal before the Meeting. The Fund understands that, under the rules of the New York Stock Exchange, such broker-dealers may, without instructions from such customers and clients, grant authority to the proxies designated by the Fund to vote on the approval of the New Investment Advisory Agreement and the election of Directors if no instructions have been received prior to the date specified in the broker-dealer firm's request for voting instructions. Certain broker-dealer firms may exercise discretion over shares held in their name for which no instructions are received by voting such shares in the same proportion as they have voted shares for which they have received instructions.

     The shares as to which the Proxies so designated are granted authority by broker-dealer firms to vote on the items to be considered at the Meeting, the shares as to which broker-dealer firms have declined to vote ("broker non-votes") and the shares as to which Proxies are returned by record stockholders but which are marked "abstain" on any item will be included in the Fund's tabulation of the total number of votes present for purposes of determining whether the necessary quorum of stockholders exists. However, abstentions and broker non-votes will not be counted as votes cast. Therefore, abstentions and broker non-votes will not have an effect on the election of Directors. Abstentions and broker non-votes will have the same effect as a vote against the approval of the New Investment Advisory Agreement.

Stockholder Proposals

     Proposals of stockholders intended to be presented at the Fund's 2002 Annual Meeting of Stockholders must be received by the Fund by April [o], 2002 for inclusion in the Fund's Proxy Statement and form of Proxy for that meeting. The Fund's By-laws generally require advance notice be given to the Fund in the event a stockholder desires to nominate a person for election to the Board of Directors or to transact any other business from the floor at an annual meeting of stockholders. Notice of any such nomination or other business must be in writing and received at the Fund's principal executive office not less than 15 calendar days before the annual meeting. Written proposals should be sent to the Secretary of the Fund, 1414 Avenue of the Americas, New York, New York 10019.

     PLEASE FILL IN, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE.

                                        By order of the Board of Directors,



                                        Andrew S. Novak
                                        Secretary of Royce Value Trust, Inc.

                                                                     EXHIBIT A

                      INFORMATION RELATING TO LEGG MASON

     Set forth below is the name, title and principal occupation of each principal executive officer and each director of Legg Mason:

                                                                                 Present Principal
Name*                                        Title                                   Occupation
-----                                        -----                                   ----------

Harold L. Adams                             Director                 Chairman, RTKL Associates, Inc.

Peter L. Bain                       Executive Vice President         Executive Vice President, Legg Mason, Inc.

F. Barry Bilson                      Senior Vice President           Senior Vice President, Legg Mason, Inc.

James W. Brinkley                    Senior Executive Vice           Senior Executive Vice President, Legg Mason,
                                     President and Director          Inc. and President, Legg Mason Wood Walker,
                                                                     Inc.

Edmund J. Cashman, Jr.               Senior Executive Vice           Senior Executive Vice President, Legg Mason,
                                     President and Director          Inc. and Legg Mason Wood Walker, Inc.

Charles J. Daley, Jr.            Vice President and Controller       Vice President and Controller, Legg Mason,
                                                                     Inc. and Legg Mason Wood Walker, Inc.

Mark R. Fetting                     Executive Vice President         Executive Vice President, Legg Mason, Inc.

Harry M. Ford, Jr.                          Director                 Financial Advisor and Senior Vice President,
                                                                     Legg Mason Wood Walker, Inc.

Richard J. Himelfarb                 Senior Executive Vice           Senior Executive Vice President, Legg Mason,
                                     President and Director          Inc. and Legg Mason Wood Walker, Inc.

John E. Koerner III                         Director                 President, Koerner Capital Corp.

Raymond A. Mason                   Chairman, President, Chief        Chairman, President and Chief Executive
                                 Executive Officer and Director      Officer, Legg Mason, Inc.

Thomas P. Mulroy                     Senior Vice President           Senior Vice President, Legg Mason, Inc. and
                                                                     Executive Vice President, Legg Mason Wood
                                                                     Walker, Inc.

Edward I. O'Brien                           Director                 Private Investor; Retired President,
                                                                     Securities Industry Association

Peter F. O'Malley                           Director                 Of Counsel, O'Malley, Miles, Nylen & Gilmore,
                                                                     P.A.

Robert F. Price                      Senior Vice President,          Senior Vice President, Secretary
                                           Secretary                 and General Counsel, Legg Mason, Inc. and
                                      and General Counsel            Legg Mason Wood Walker, Inc.

Robert G. Sabelhaus                 Executive Vice President         Senior Vice President, Legg Mason, Inc. and
                                                                     Executive Vice President, Legg Mason Wood
                                                                     Walker, Inc.

Timothy C. Scheve                    Senior Executive Vice           Senior Executive Vice President, Legg Mason,
                                           President                 Inc. and Legg Mason Wood Walker, Inc.



                                      A-1


                                                                                 Present Principal
Name*                                        Title                                   Occupation
-----                                        -----                                   ----------
Roger W. Schipke                            Director                 Private Investor

Thomas L. Souders                    Senior Vice President           Senior Vice President and Treasurer, Legg
                                         and Treasurer               Mason, Inc. and Senior Vice President,
                                                                     Treasurer and Chief Financial Officer, Legg
                                                                     Mason Wood Walker, Inc.

Elisabeth N. Spector                 Senior Vice President           Senior Vice President, Legg Mason, Inc.

Joseph A. Sullivan                   Senior Vice President           Senior Vice President, Legg Mason, Inc. and
                                                                     Legg Mason Wood Walker, Inc.

Nicholas J. St. George                      Director                 Private Investor

Edward A. Taber III                  Senior Executive Vice           Senior Executive Vice President, Legg Mason,
                                           President                 Inc.

James E. Ukrop                              Director                 President, Ukrop Supermarkets, Inc.

*The address of each principal executive officer and each director is 100 Light Street, Baltimore, Maryland 21202.

                                                                     EXHIBIT B

                   FORM OF NEW INVESTMENT ADVISORY AGREEMENT
                                    BETWEEN
                            ROYCE VALUE TRUST, INC.
                                      AND
                           ROYCE & ASSOCIATES, INC.


     Agreement made this [o] day of [o] 2001, by and between ROYCE VALUE TRUST, INC., a Maryland corporation (the "Fund"), and ROYCE & ASSOCIATES, INC., a New York corporation (the "Adviser").

     The Fund and the Adviser hereby agree as follows:

1. Duties of the Adviser. The Adviser shall, during the term and subject to the provisions of this Agreement, (a) determine the composition of the portfolio of the Fund, the nature and timing of the changes therein and the manner of implementing such changes, and (b) provide the Fund with such investment advisory, research and related services as the Fund may, from time to time, reasonably require for the investment of its assets. The Adviser shall perform such duties in accordance with the applicable provisions of the Fund's Articles of Incorporation, By-Laws and stated investment objectives, policies and restrictions and any directions it may receive from the Fund's Board of Directors.

2. Expenses Payable by the Fund. Except as otherwise provided in Paragraphs 1 and 3 hereof, the Fund shall be responsible for determining the net asset value of its shares and for all of its other operations and shall pay all administrative and other costs and expenses attributable to its operations and transactions, including, without limitation, registrar, transfer agent and custodian fees; legal, administrative and clerical services; rent for its office space and facilities; auditing; preparation, printing and distribution of its proxy statements, stockholders' reports and notices; supplies and postage; Federal and state registration fees; securities exchange listing fees and expenses; Federal, state and local taxes; non-affiliated directors' fees; interest on its borrowings; brokerage commissions; and the cost of issue, sale and repurchase of its shares.

3. Expenses Payable by the Adviser. The Adviser shall pay all expenses which it may incur in performing its duties under Paragraph 1 hereof and shall reimburse the Fund for any space leased by the Fund and occupied by the Adviser.

4. Compensation of the Adviser.

          (a) The Fund agrees to pay to the Adviser, and the Adviser agrees to accept, as compensation for the services provided by the Adviser hereunder, a fee comprised of a basic fee (the "Basic Fee") and an adjustment to the Basic Fee based on the investment performance of the Fund in relation to the investment record of the Standard & Poor's SmallCap 600 Stock Price Index (as the same may be constituted from time to time, the "Index"). Such fee shall be calculated and payable as follows:

          For each month, the Basic Fee shall be a monthly fee equal to 1/12 of 1% (1% on an annualized basis) of the average of the net assets of the Fund at the end of each month included in the applicable performance period. (The net assets of the Fund shall be computed by subtracting the amount of any indebtedness and other liabilities of the Fund from the value of the total assets of the Fund, and the liquidation preference of and any redemption premium for any Preferred Stock of the Fund that may be issued and outstanding shall not be treated as an indebtedness or other liability of the Fund for this purpose.) The performance period for each such month shall be a rolling sixty (60) month period ending with the most recent calendar month.

          The Basic Fee rate for each such month shall be increased at the rate of 1/12 of .05% for each percentage point in excess of two (2), rounded to the nearer point (the higher point if exactly one-half a point), that the investment performance of the Fund for the performance period then ended exceeds the percentage change in the investment record of the Index for such performance period (subject to a maximum of twelve
     (12) percentage points). If, however, the investment performance of the Fund for such performance period shall be exceeded by the percentage change in the investment record of the Index for such performance period, then such Basic Fee rate shall be decreased by 1/12 of .05% for each percentage point in excess of two (2), rounded to the nearer point (the higher point if exactly one-half a point), that the percentage change in the investment record of the Index exceeds the investment performance of the Fund for such performance period (subject to a maximum of twelve (12) percentage points).

          The maximum increase or decrease in the Basic Fee for any month may not exceed .50%, and the Fund shall pay such Basic Fee, as so adjusted, to the Adviser at the end of each performance period.

          (b) Notwithstanding the provisions of subparagraph (a) above to the contrary, the Adviser shall not be entitled to receive any monthly fee in respect of any performance period consisting of a rolling thirty-six (36) month period ending with the most recent calendar month for which the investment performance of the Fund shall be negative on an absolute basis (i.e., the investment performance of the Fund, rounded to the nearer whole point, is less than zero).

          (c) The investment performance of the Fund for any period shall be expressed as a percentage of the Fund's net asset value per share of Common Stock at the beginning of such period and shall mean and be the sum of: (i) the change in the Fund's net asset value per share of Common Stock during such period; (ii) the value of the Fund's cash distributions per share of Common Stock accumulated to the end of such period; and
     (iii) the value of capital gains taxes per share of Common Stock paid or payable on undistributed realized long-term capital gains accumulated to the end of such period. For this purpose, the value of distributions per share of Common Stock of realized capital gains, of dividends per share of Common Stock paid from investment income and the capital gains taxes per share of Common Stock paid or payable on undistributed realized long-term capital gains shall be treated as reinvested in shares of Common Stock of the Fund at the net asset value per share of Common Stock in effect at the close of business on the record date for the payment of such distributions and dividends and the date on which provision is made for such taxes, after giving effect to such distributions, dividends and taxes. Notwithstanding any provisions of this subparagraph (c) or of the other subparagraphs of Paragraph 4 hereof to the contrary, the investment performance of the Fund for any period shall not include, and there shall be excluded from the change in the Fund's net asset value per share of Common Stock during such period and the value of the Fund's cash distributions per share of Common Stock accumulated to the end of such period shall be adjusted for, any increase or decrease in the investment performance of the Fund for such period computed as set forth in the preceding two sentences and resulting from the Fund's capital stock transactions.

          (d) The investment record of the Index for any period, expressed as a percentage of the Index level at the beginning of such period, shall mean and be the sum of (i) the change in the level of the Index during such period; and (ii) the value, computed consistently with the Index, of cash distributions made by companies whose securities comprise the Index accumulated to the end of such period. For this purpose, cash distributions on the securities which comprise the Index shall be treated as reinvested in the Index at the end of each calendar month following the payment of the dividend.

          (e) Any calculation of the investment performance of the Fund and the investment record of the Index shall be in accordance with any then applicable rules of the Securities and Exchange Commission.

          (f) In the event of any termination of this Agreement, the fee provided for in this Paragraph 4 shall be calculated on the basis of a period ending on the last day on which this Agreement is in effect, subject to a pro rata adjustment based on the number of days elapsed in the current period as a percentage of the total number of days in such period.

5. Excess Brokerage Commissions. The Adviser is hereby authorized, to the fullest extent now or hereafter permitted by law, to cause the Fund to pay a member of a national securities exchange, broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission another member of such exchange, broker or dealer would have charged for effecting that transaction, if the Adviser determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage and/or research services provided by such member, broker or dealer, viewed in terms of either that particular transaction or its overall responsibilities with respect to the Fund and its other accounts.

6. Limitations on the Employment of the Adviser. The services of the Adviser to the Fund shall not be deemed exclusive, and the Adviser may engage in any other business or render similar or different services to others so long as its services to the Fund hereunder are not impaired thereby, and nothing in this Agreement shall limit or restrict the right of any director, officer or employee of the Adviser to engage in any other business or to devote his time and attention in part to any other business, whether of a similar or dissimilar nature. So long as this Agreement or any extension, renewal or amendment remains in effect, the Adviser shall be the only investment adviser for the Fund, subject to the Adviser's right to enter into sub-advisory agreements. The Adviser assumes no responsibility under this Agreement other than to render the services called for hereunder, and shall not be responsible for any action of or directed by the Board of Directors of the Fund, or any committee thereof, unless such action has been caused by the Adviser's gross negligence, willful malfeasance, bad faith or reckless disregard of its obligations and duties under this Agreement.

7. Responsibility of Dual Directors, Officers and/or Employees. If any person who is a director, officer or employee of the Adviser is or becomes a director, officer and/or employee of the Fund and acts as such in any business of the Fund pursuant to this Agreement, then such director, officer and/or employee of the Adviser shall be deemed to be acting in such capacity solely for the Fund, and not as a director, officer or employee of the Adviser or under the control or direction of the Adviser, although paid by the Adviser.

8. Protection of the Adviser. The Adviser shall not be liable to the Fund for any action taken or omitted to be taken by the Adviser in connection with the performance of any of its duties or obligations under this Agreement or otherwise as an investment adviser of the Fund, and the Fund shall indemnify the Adviser and hold it harmless from and against all damages, liabilities, costs and expenses (including reasonable attorneys' fees and amounts reasonably paid in settlement) incurred by the Adviser in or by reason of any pending, threatened or completed action, suit, investigation or other proceeding (including an action or suit by or in the right of the Fund or its security holders) arising out of or otherwise based upon any action actually or allegedly taken or omitted to be taken by the Adviser in connection with the performance of any of its duties or obligations under this Agreement or otherwise as an investment adviser of the Fund. Notwithstanding the preceding sentence of this Paragraph 8 to the contrary, nothing contained herein shall protect or be deemed to protect the Adviser against or entitle or be deemed to entitle the Adviser to indemnification in respect of, any liability to the Fund or its security holders to which the Adviser would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its duties and obligations under this Agreement.

     Determinations of whether and the extent to which the Adviser is entitled to indemnification hereunder shall be made by reasonable and fair means, including (a) a final decision on the merits by a court or other body before whom the action, suit or other proceeding was brought that the Adviser was not liable by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of its duties, or (b) in the absence of such a decision, a reasonable determination, based upon a review of the facts, that the Adviser was not liable by reason of such misconduct by (i) the vote of a majority of a quorum of the directors of the Fund who are neither "interested persons" of the Fund (as defined in Section 2(a)(19) of the Investment Company Act of
1940) nor parties to the action, suit or other proceeding, or (ii) an independent legal counsel in a written opinion.

9. Effectiveness, Duration and Termination of Agreement. The prior Investment Advisory Agreement between the Fund and the Adviser, dated June 30, 1996 (other than the provisions of Paragraph 8 thereof, which shall remain in full force and effect) shall terminate upon the effectiveness of this Agreement. This Agreement shall become effective as of the date above written. This Agreement shall remain in effect until June 30, 2003, and thereafter shall continue automatically for successive annual periods, provided that such continuance is specifically approved at least annually by (a) the vote of the Fund's directors, including a majority of such directors who are not parties to this Agreement or "interested persons" (as such term is defined in Section 2(a)(19) of the Investment Company Act of 1940) of any such party, cast in person at a meeting called for the purpose of voting on such approval, or (b) the vote of a majority of the outstanding voting securities of the Fund and the vote of the Fund's directors, including a majority of such directors who are not parties to this Agreement or "interested persons" (as so defined) of any such party. This Agreement may be terminated at any time, without the payment of any penalty, on 60 days' written notice by the vote of a majority of the outstanding voting securities of the Fund or by the vote of a majority of the Fund's directors or by the Adviser, and will automatically terminate in the event of its "assignment" (as such term is defined for purposes of Section 15(a)(4) of the Investment Company Act of 1940); provided, however, that the provisions of Paragraph 8 of this Agreement shall remain in full force and effect, and the Adviser shall remain entitled to the benefits thereof, notwithstanding any such termination.

     The Fund may, so long as this Agreement remains in effect, use "Royce" as part of its name. The Adviser may, upon termination of this Agreement, require the Fund to refrain from using the name "Royce" in any form or combination in its name or in its business, and the Fund shall, as soon as practicable following its receipt of any such request from the Adviser, so refrain from using such name.

     Any notice under this Agreement shall be given in writing, addressed and delivered or mailed, postage prepaid, to the other party at its principal office.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the date above written.

                                        ROYCE VALUE TRUST, INC.


                                        By:______________________________
                                        Name:
                                        Title:


                                        ROYCE & ASSOCIATES, INC.


                                        By:______________________________
                                        Name:  Charles M. Royce
                                        Title: President

                                                                     EXHIBIT C

               INFORMATION RELATING TO OTHER ROYCE-ADVISED FUNDS

     Set forth below is information relating to the other registered investment companies for which Royce acts as investment adviser or sub-investment adviser.


                                                                                                               Approximate Net
                                                                          Annual Investment Advisory or       Assets at June 30,
           Investment Company                Advisory Relationship              Sub-Advisory Fees              2001 (millions)
           ------------------                ---------------------              -----------------              ---------------

The Royce Fund                             Investment Adviser
    Pennsylvania Mutual Fund                                           1.00% per annum of first                        $568.0
                                                                       $50,000,000,
                                                                       .875% per annum of next
                                                                       $50,000,000 and
                                                                       .75% per annum of any additional
                                                                       average net assets

    Royce Low-Priced Stock Fund                                        1.50% per annum of average net                   609.1
                                                                       assets

    Royce Micro-Cap Fund                                               1.50% per annum of average net                   189.2
                                                                       assets

    Royce Opportunity Fund                                             1.00% per annum of average net                   558.4
                                                                       assets

    Royce Premier Fund                                                 1.00% per annum of average net                   774.5
                                                                       assets

    Royce Select Fund                                                  12.5% of pre-fee total return                     16.5

    Royce Special Equity Fund                                          1.00% per annum of average net                     8.1
                                                                       assets

    Royce Total Return Fund                                            1.00% per annum of average net                   404.8
                                                                       assets

    Royce Trust & GiftShares Fund                                      1.00% per annum of average net                    31.4
                                                                       assets

    Royce Value Fund                                                   1.00% per annum of average net                     0.5
                                                                       assets

    Royce Value Plus Fund                                              1.00% per annum of average net                     0.5
                                                                       assets

Royce Capital Fund                         Investment Adviser
    Royce Small-Cap Portfolio                                          1.00% per annum of average net                     5.0
                                                                       assets

    Royce Micro-Cap Portfolio                                          1.25% per annum of average net                    70.6
                                                                       assets

Royce Focus Trust, Inc.                    Investment Adviser          1.00% per annum of average net                    87.8
                                                                       assets

Royce Micro-Cap Trust, Inc.                Investment Adviser          Ranges from .50% to 1.50% per annum              238.9
                                                                       of average net assets, depending on
                                                                       performance compared to Russell 2000
                                                                       Index

                                     C-1


                                                                                                               Approximate Net
                                                                          Annual Investment Advisory or       Assets at June 30,
           Investment Company                Advisory Relationship              Sub-Advisory Fees              2001 (millions)
           ------------------                ---------------------              -----------------              ---------------

AXP(R)Partners Small Cap Value Fund(1)     Sub-Adviser                0.80% per annum of first $50 million                5.7
                                                                      of average net assets; 0.75% per
                                                                      annum of next $50 million of average
                                                                      net assets; 0.70% per annum of next
                                                                      $50 million of average net assets;
                                                                      0.65% per annum of next $50 million
                                                                      of average net assets; 0.50% per
                                                                      annum of average net assets in
                                                                      excess of $200 million

Penn Series Small Cap Value Fund           Sub-Adviser                0.70% per annum of first $25 million               82.1
                                                                      of average net assets; 0.65% per
                                                                      annum of next $75 million of average
                                                                      net assets; 0.60% per annum of
                                                                      average net assets in excess of $100
                                                                      million

---------
1    Royce is one of two sub-advisers of the Fund. The sub-advisory fee paid to Royce applies to the portion of the Fund's assets sub-advised by
     Royce. The Fund's approximate net assets at June 30, 2001 represents Fund assets sub-advised by Royce.

                                                                     EXHIBIT D


                            ROYCE VALUE TRUST, INC.
                            AUDIT COMMITTEE CHARTER


I.   Composition of the Audit Committee

     The Audit Committee shall be composed of at least three Directors:

     (a) each of whom shall not be an "interested person" of the Fund, as defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended;

     (b) each of whom shall not have any relationship to the Fund that may interfere with the exercise of their independence from Fund management and the Fund;

     (c) each of whom shall otherwise satisfy the applicable independence requirements for any stock exchange on which Fund shares are listed;

     (d) each of whom shall be financially literate, as such qualification is interpreted by the Board of Directors in its business judgment, or shall become financially literate within a reasonable period of time after his or her appointment to the Audit Committee; and

     (e) at least one of whom shall have accounting or related financial management expertise as the Board of Directors interprets such qualification in its business judgment.

II.  Purposes of the Audit Committee

     The purposes of the Audit Committee are to assist the Board of Directors:

     (a) in its oversight of the Fund's accounting and financial reporting policies and practices, its internal audit controls and procedures and, as appropriate, the internal audit controls and procedures of certain of its service providers;

     (b) in its oversight of the Fund's financial statements and the independent audit thereof; and

     (c) in acting as a liaison between the Fund's independent accountants and the Board of Directors.

     The function of the Audit Committee is oversight. Fund management is responsible for maintaining appropriate systems for accounting. The independent accountants of the Fund are responsible for conducting a proper audit of the Fund's financial statements.

III.     Responsibilities and Duties of the Audit Committee
         --------------------------------------------------

     The policies and procedures of the Audit Committee shall remain flexible to facilitate its ability to react to changing conditions and to generally discharge its functions. The following listed responsibilities describe areas of attention in broad terms.

     To carry out its purposes, the Audit Committee shall have the following responsibilities and duties:

     (a) to recommend the selection, retention or termination of the Fund's independent accountants based on an evaluation of their independence and the nature and performance of audit services and other services;

     (b) to receive specific representations from the independent accountants with respect to their independence;

     (c) to review the fees charged by independent accountants for audit and other services;

     (d) to review with the independent accountants arrangements for and the scope of annual audits and special audits;

     (e) to discuss with the independent accountants any matters of concern relating to the Fund's financial statements, including, without limitation, any adjustment to such financial statements recommended by such independent accountants, or any other results of any audit;

     (f) to consider with the independent accountants their comments with respect to the Fund's accounting and financial reporting policies, practices and internal controls and management's responses thereto, including, without limitation, the effect on the Fund of any recommendation of changes in accounting principles or practices by management or the independent accountants;

     (g) to review with the independent accountants the form of opinion proposed to be rendered to the Board of Directors and the stockholders;

     (h) to investigate any improprieties or suspected improprieties in Fund financial and accounting operations;

     (i) to report to the Board of Directors regularly with respect to the Audit Committee's activities and to make any necessary or appropriate recommendations with respect to the Fund's accounting and financial reporting policies, practices and the Fund's internal controls;

     (j) to review and reassess the adequacy of this Charter on an annual basis and recommend any changes to the Board of Directors;

     (k) to review with counsel and the independent accountants for the Fund legal and regulatory matters that may have a material impact on the Fund's financial statements;

     (l) to prepare any report, including any recommendation of the Audit Committee, required to be included in the Fund's annual proxy statement by the rules of the Securities and Exchange Commission;

     (m) to assist the Fund, if necessary, in preparing any written affirmation or written certification required to be filed with any stock exchange on which Fund shares are listed; and

     (n) to perform such other functions consistent with this Charter, the Fund's By-laws and governing law, as the Audit Committee or the Board of Directors deems necessary or appropriate.

     In fulfilling their responsibilities hereunder, it is recognized that members of the Audit Committee are not full-time employees of the Fund and are not, and do not represent themselves to be, accountants or auditors by profession or experts in the field of accounting or auditing. As such, it is not the duty or responsibility of the Audit Committee or its members to conduct "field work" or other types of auditing or accounting reviews or procedures, and each member of the Audit Committee shall be entitled to rely on (i) the integrity of those persons and organizations within and outside the Fund from which the Audit Committee receives information and (ii) the accuracy of the financial and other information provided to the Audit Committee by such persons or organizations absent actual knowledge to the contrary (which actual knowledge shall be promptly reported to the Board of Directors).

     The independent accountants for the Fund are ultimately accountable to the Board of Directors and the Audit Committee. The Board of Directors and the Audit Committee have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent accountants for the Fund (or to nominate the independent accountants to be proposed for shareholder approval in the proxy statement).

     The Audit Committee is responsible for ensuring that the independent accountants for the Fund submit on a periodic basis to the Audit Committee a formal written statement delineating all relationships between such independent accountants and the Fund, consistent with Independence Standards Board Standard 1. The Audit Committee is responsible for actively engaging in a dialogue with the independent accountants for the Fund with respect to any disclosed relationships or services that may impact the objectivity and independence of such independent accountants and for recommending that the Board of Directors take appropriate action in response to the report of such independent accountants to satisfy itself of the independence of such independent accountants.

IV.      Meetings

     The Audit Committee shall meet at least once annually with the independent accountants (outside the presence of Fund management) and at least once annually with the representatives of Fund management responsible for the financial and accounting operations of the Fund. The Audit Committee shall hold special meetings when and if circumstances require. Members of the

Audit Committee may participate in a meeting of the Audit Committee by means of conference call or similar communications equipment by means of which all persons participating in such meeting can hear each other.

V. Outside Resources and Assistance from Fund Management

     The appropriate officers of the Fund shall provide or arrange to provide such information, data and services as the Audit Committee may request. The Audit Committee shall have the authority to discharge its responsibility, including the authority to retain at the expense of the Fund their own counsel and other experts and consultants whose expertise would be considered helpful to the Audit Committee.

     Dated:  April 11, 2000

                                                                  COMMON STOCK

                                     PROXY


     PROXY                   ROYCE VALUE TRUST, INC.                  PROXY
                          1414 Avenue of the Americas
                              New York, NY 10019

          This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Jack E. Fockler, Jr. and Andrew S. Novak, or either of them, acting in absence of the other, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse, all shares of Common Stock of the Fund held of record by the undersigned on August 3, 2001 at the Annual Meeting of Stockholders of Royce Value Trust, Inc. to be held on September 14, 2001, and at any adjournment thereof.

This Proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder. If no direction is made, this Proxy will be voted FOR Proposals 1 and 2.

           PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY
                           IN THE ENCLOSED ENVELOPE.

     Please sign exactly as your name(s) appear(s) on reverse. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

------------------------------------------------------------------------------
     Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope

     To vote by Telephone
     1) Read the Proxy Statement and have the Proxy Card below at hand.
     2) Call [o].
     3) Enter the [o]-digit control number set forth on the Proxy Card and follow the simple instructions.

     To vote by Internet
     1) Read the Proxy Statement and have the Proxy Card below at hand.
     2) Go to Website [o].
     3) Enter the [o]-digit control number set forth on the Proxy Card and follow the simple instructions.

     To vote by Facsimile
     1) Sign, date and fax the Proxy Card to 212-XXX-XXXX.

HAS YOUR ADDRESS CHANGED?                         DO YOU HAVE ANY COMMENTS?

______________________________                    ______________________________

______________________________                    ______________________________

______________________________                    ______________________________

X    PLEASE MARK VOTES
     AS IN THIS EXAMPLE

-----------------------------------------

ROYCE VALUE TRUST, INC.

-----------------------------------------


1.     PROPOSAL TO APPROVE THE PROPOSED                        For                       Against                    Abstain
       INVESTMENT ADVISORY AGREEMENT FOR THE FUND.             |_|                         |_|                        |_|

2.     PROPOSAL TO ELECT THE DIRECTOR NOMINEES OF   For ALL NOMINEES LISTED BELOW                     WITHHOLD AUTHORITY
       THE FUND.                                    (except as marked to the contrary                 to vote for all nominees
                                                    below)  |_|                                       listed below |_|

                                                    (Instruction:  to withhold authority to vote for any individual nominee, strike a line through nominee's name in the list below.)

                                                    Charles M. Royce, Donald R. Dwight, Mark R. Fetting, Richard M. Galkin,
                                                    Stephen L. Isaacs, G. Peter O'Brien

3.     THE PROXIES ARE AUTHORIZED TO VOTE UPON                 For                       Against                    Abstain
       SUCH OTHER MATTERS AS MAY PROPERLY COME                 |_|                         |_|                        |_|
       BEFORE THE MEETING.

Please be sure to sign and date this Proxy.  Date:           Mark box at right if an address change                |_|
                                                             or comment has been noted on the reverse
                                                             side of this card.

Shareholder sign here               Co-owner sign here       RECORD DATE SHARES:


                              7.3% TAX-ADVANTAGED CUMULATIVE PREFERRED STOCK

                                     PROXY


          PROXY               ROYCE VALUE TRUST, INC.            PROXY
                          1414 Avenue of the Americas
                              New York, NY 10019

          This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Jack E. Fockler, Jr. and Andrew S. Novak, or either of them, acting in absence of the other, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse, all shares of 7.3% Tax-Advantaged Cumulative Preferred Stock of the Fund held of record by the undersigned on August 3, 2001 at the Annual Meeting of Stockholders of Royce Value Trust, Inc. to be held on September 14, 2001, and at any adjournment thereof.

This Proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder. If no direction is made, this Proxy will be voted FOR Proposals 1 and 2.

           PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY
                           IN THE ENCLOSED ENVELOPE.

     Please sign exactly as your name(s) appear(s) on reverse. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

------------------------------------------------------------------------------

     Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope

     To vote by Telephone
     1)  Read the Proxy Statement and have the Proxy Card below at hand.
     2)  Call [o].
     3) Enter the [o]-digit control number set forth on the Proxy Card and follow the simple instructions.

     To vote by Internet
     1)  Read the Proxy Statement and have the Proxy Card below at hand.
     2)  Go to Website [o].
     3) Enter the [o]-digit control number set forth on the Proxy Card and follow the simple instructions.

     To vote by Facsimile
     1)  Sign, date and fax the Proxy Card to 212-XXX-XXXX.

HAS YOUR ADDRESS CHANGED?                         DO YOU HAVE ANY COMMENTS?

______________________________                    ______________________________

______________________________                    ______________________________

______________________________                    ______________________________

X    PLEASE MARK VOTES
     AS IN THIS EXAMPLE

------------------------------------------

ROYCE VALUE TRUST, INC.

------------------------------------------


1.     PROPOSAL TO APPROVE THE PROPOSED                        For                       Against                    Abstain
       INVESTMENT ADVISORY AGREEMENT FOR THE FUND.             |_|                         |_|                        |_|

2.     PROPOSAL TO ELECT THE DIRECTOR NOMINEES OF   For ALL NOMINEES LISTED BELOW                     WITHHOLD AUTHORITY
       THE FUND.                                    (except as marked to the contrary                 to vote for all nominees
                                                    below)  |_|                                       listed below  |_|

                                                    (Instruction:  to withhold authority to vote for any individual nominee, strike a line through nominee's name in the list below.)

                                                    Charles M. Royce, Donald R. Dwight, Mark R. Fetting, Richard M. Galkin, Stephen
                                                    L. Isaacs, William L. Koke, David L. Meister , G. Peter O'Brien

3.     THE PROXIES ARE AUTHORIZED TO VOTE UPON                 For                       Against                    Abstain
       SUCH OTHER MATTERS AS MAY PROPERLY COME                 |_|                         |_|                        |_|
       BEFORE THE MEETING.

          Please be sure to sign and date this Proxy.  Date:           Mark box at right if an address change       |_|
                                                                       or comment has been noted on the reverse
                                                                       side of this card.

Shareholder sign here               Co-owner sign here       RECORD DATE SHARES:

                                               7.8% CUMULATIVE PREFERRED STOCK

                                     PROXY


          PROXY              ROYCE VALUE TRUST, INC.              PROXY
                          1414 Avenue of the Americas
                              New York, NY 10019

          This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Jack E. Fockler, Jr. and Andrew S. Novak, or either of them, acting in absence of the other, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse, all shares of 7.8% Cumulative Preferred Stock of the Fund held of record by the undersigned on August 3, 2001 at the Annual Meeting of Stockholders of Royce Value Trust, Inc. to be held on September 14, 2001, and at any adjournment thereof.

This Proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder. If no direction is made, this Proxy will be voted FOR Proposals 1 and 2.

           PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY
                           IN THE ENCLOSED ENVELOPE.

     Please sign exactly as your name(s) appear(s) on reverse. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

------------------------------------------------------------------------------

     Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope

     To vote by Telephone
     1)  Read the Proxy Statement and have the Proxy Card below at hand.
     2)  Call [o].
     3) Enter the [o]-digit control number set forth on the Proxy Card and follow the simple instructions.

     To vote by Internet
     1)  Read the Proxy Statement and have the Proxy Card below at hand.
     2)  Go to Website [o].
     3) Enter the [o]-digit control number set forth on the Proxy Card and follow the simple instructions.

     To vote by Facsimile
     1)  Sign, date and fax the Proxy Card to 212-XXX-XXXX.

HAS YOUR ADDRESS CHANGED?                         DO YOU HAVE ANY COMMENTS?

______________________________                    ______________________________

______________________________                    ______________________________

______________________________                    ______________________________

X    PLEASE MARK VOTES
     AS IN THIS EXAMPLE

-----------------------------------------

ROYCE VALUE TRUST, INC.

-----------------------------------------


1.     PROPOSAL TO APPROVE THE PROPOSED                        For                       Against                    Abstain
       INVESTMENT ADVISORY AGREEMENT FOR THE FUND.             |_|                         |_|                        |_|

2.     PROPOSAL TO ELECT THE DIRECTOR NOMINEES OF   For ALL NOMINEES LISTED BELOW                     WITHHOLD AUTHORITY
       THE FUND.                                    (except as marked to the contrary                 to vote for all nominees
                                                    below)  |_|                                       listed below  |_|

                                                    (Instruction:  to withhold authority to vote for any individual nominee, strike a line through nominee's name in the list below.)

                                                    Charles M. Royce, Donald R. Dwight, Mark R. Fetting, Richard M. Galkin,
                                                    Stephen L. Isaacs, William L. Koke, David L. Meister , G. Peter O'Brien

3.     THE PROXIES ARE AUTHORIZED TO VOTE UPON                 For                       Against                    Abstain
       SUCH OTHER MATTERS AS MAY PROPERLY COME                 |_|                         |_|                        |_|
       BEFORE THE MEETING.

          Please be sure to sign and date this Proxy.  Date:           Mark box at right if an address change      |_|
                                                                       or comment has been noted on the reverse
                                                                       side of this card.




Shareholder sign here               Co-owner sign here       RECORD DATE SHARES:
